Exhibit 23

Consent of Independent Registered Public Accounting Firm

Plan Administrator and Participants

Edison 401(k) Savings Plan

Rosemead, California

We consent to the incorporation by reference in this Registration Statement (No. 333-162989) on Form S-8 of Edison International of our report dated June 23, 2023, relating to our audit of the financial statements and supplemental schedules of Edison 401(k) Savings Plan, which appears in this Annual Report on Form 11-K of Edison 401(k) Savings Plan for the year ended December 31, 2022.

/s/ Vasquez & Company LLP

Glendale, California
June 23, 2023